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                PERFORMANCE STOCK UNIT AWARD GRANT AGREEMENT

     THIS PERFORMANCE STOCK UNIT AWARD GRANT AGREEMENT (the "Agreement"), by and between TWIN DISC, INCORPORATED (the "Company") and _______________________ (the "Employee") is dated as of the 20th day of January, 2006, to memorialize an award of performance stock units of even date herewith.

     WHEREAS, the Company adopted a Stock Incentive Plan in 2004 (the "Plan") whereby the Compensation Committee of the Board of Directors (the "Committee") is authorized to grant awards of various types to certain key employees of the Company; and

     WHEREAS the Company amended the Plan on January 20, 2006, to authorize the award of performance stock units, which entitle an employee of the Company receiving such an award to a cash payment equal to the value of the common stock of the Company if the Company achieves a predetermined performance objective; and

     WHEREAS, effective January 20, 2006, the Committee made an award of performance stock units to the Employee as an inducement to achieve the below described performance objective.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereto agree as follows:

     1. Performance Stock Unit Award Grant. Subject to the terms of the Plan, a copy of which has been provided to the Employee and is incorporated herein by reference, the Company has granted Employee an award of _______ performance stock units effective January 20, 2006. Such performance stock units entitle the Employee to receive a cash payment equal to the product of the number of units multiplied by the fair market value of the Company's common stock as of June 30, 2008, if the Company achieves at least Two Hundred Fifty Million Dollars ($250,000,000) in consolidated annual sales revenue in the fiscal year beginning on July 1, 2007 and ending on June 30, 2008 (the "Performance Objective"), as reported in its consolidated financial statements for such fiscal year. The Committee shall certify whether such Performance Objective is satisfied before any payment pursuant to a performance stock unit is made.

     2. Price Paid by Employee. The price to be paid by the Employee for the performance stock units granted shall be No Dollars ($ 0.00) per share.

     3. Voluntary Termination of Employment Prior to Retirement/Termination for Cause. If prior to attaining the Performance Objective an Employee voluntarily terminates employment prior to the Employee becoming eligible for normal or early retirement under the Company's defined benefit pension plan covering the Employee or the employment of an Employee is terminated for cause, the performance stock units granted to such Employee shall be forfeited. The Committee shall conclusively determine whether an Employee was terminated for cause for purposes of this performance stock unit award.

     4. Death/Disability/Other Termination of Employment Other than Change of Control of Company. If prior to attaining the Performance Objective an Employee dies, becomes permanently disabled, voluntarily terminates employment after becoming eligible for normal or early retirement under the Company's defined benefit pension plan covering the Employee, or is terminated for any reason other than for cause or following a Change in Control of the Company as described in Section 5 (each a "Qualifying Event"), the performance stock units granted to such Employee shall be paid on a prorated basis if and when the Performance Objective is achieved. Such prorated performance stock unit awards shall be subject to the following terms and conditions:

   (a) The prorated award shall be determined by multiplying the cash payment due pursuant to the vesting of the award by a fraction, the numerator of which is the number of days from July 1, 2005, through the Employee's last day of employment, and the denominator or which is the number of days from July 1, 2005, through June 30, 2008.

   (b) Except as otherwise provided in Section 4(c), the payment of such prorated award shall be paid in the ordinary course after the determination by the Committee that the Performance Objective has been achieved (and no later than 2-1/2 months after June 30, 2007).

   (c) The Committee has the authority in its sole discretion to immediately vest the prorated portion of the performance stock units granted hereunder of an Employee who experiences a Qualifying Event and to make a cash payment pursuant to such prorated awards as if the Performance Objective had been fully achieved. In such event, the calculation of the cash payment due to the Employee shall be based on the fair market
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       value of the Company's common stock as of the effective date of such
       Employee's termination of employment.

   (d) The Committee shall conclusively determine whether an Employee shall be considered permanently disabled for purposes of this performance stock unit award.

     5. Change of Control. Notwithstanding Sections 3 and 4 above, if an event constituting a Change in Control of the Company occurs and the Employee thereafter terminates employment for any reason, then the performance stock units granted hereunder shall immediately vest and a cash payment shall be made as if the Performance Objective had been fully achieved, regardless of whether termination of employment is by the Employee, the Company or otherwise. Such cash payment shall be equal to the number of performance stock units granted to the Employee multiplied by the fair market value of the Company's common stock as of the effective date of such Change in Control. Employee's continued employment with the Company, for whatever duration, following a Change in Control of the Company shall not constitute a waiver of the Employee's rights with respect to this Section 5.

     For purposes of this Section 5, a "Change in Control of the Company" shall be deemed to occur in any of the following circumstances:

   (a) if there occurs a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not the Company is then subject to such reporting requirement;

   (b) if any "person" (as defined in Sections 13(d) and 14(d) of the Exchange
       Act) other than Michael Batten or any member of his family (the "Batten Family"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

   (c) if during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

   (d) if the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     6. Awards Contingent Upon Shareholder Approval of Plan Amendments. All of the performance stock units granted hereunder are contingent upon the approval by the Company's shareholders at the Company's 2006 annual meeting of the amendments to the Plan approved by the Board on January 20, 2006. Upon the occurrence of said event, the grant of performance stock units awarded herein shall be effective as of the date specified herein with no further action required by the Committee. If such approval does not occur at the Company's 2006 annual meeting of shareholders, the awards granted hereunder shall be null and void.

     7. Employment Status. Neither this Agreement nor the Plan impose on the Company any obligation to continue the employment of the Employee.


                                       TWIN DISC, INCORPORATED

                                       By:_____________________________________

                                       Its:____________________________________


                                       EMPLOYEE:

                                       ________________________________________